                                                                    Exhibit 25.3
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                   ----------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                   ----------

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                                        --------

                                   ----------

                               JPMORGAN CHASE BANK
               (Exact name of trustee as specified in its charter)

                  New York                                  13-4994650
          (State of incorporation                       (I.R.S. employer
           if not a national bank)                     identification No.)

                270 Park Avenue
               New York, New York                             10017
    (Address of principal executive offices)                (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)

                                   ----------

                       Dominion Resources Capital Trust IV
               (Exact name of obligor as specified in its charter)

                Delaware                                   54-6485418
      (State or other jurisdiction of                   (I.R.S. employer
      incorporation or organization)                   identification No.)

           120 Tredegar Street
           Richmond, Virginia                                 23219
(Address of principal executive offices)                   (Zip Code)

                                   ----------

                              Preferred Securities
                       (Title of the indenture securities)

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


                                     GENERAL

Item 1.  General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          New York State Banking Department, State House, Albany, New York
          12110.

          Board of Governors of the Federal Reserve System, Washington, D.C., 20551

          Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

          Federal Deposit Insurance Corporation, Washington, D.C., 20429.

     (b) Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2.  Affiliations with the Obligor and Guarantors.

     If the obligor or any Guarantor is an affiliate of the trustee, describe each such affiliation.

     None.

Item 16. List of Exhibits

     List below all exhibits filed as a part of this Statement of Eligibility.

     1. A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see
Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference.)

     2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001 in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

     3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

     4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference.)

     5. Not applicable.

     6. The consent of the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

     8. Not applicable.

     9. Not applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 3rd day of July, 2003.

                                       JPMORGAN CHASE BANK


                                       By /s/ Carol Ng
                                          --------------------------------------
                                          Carol Ng
                                          Vice President

                              Exhibit 7 to Form T-1

                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                               JPMorgan Chase Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                   at the close of business March 31, 2003, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                             Dollar Amounts
                                                                               in Millions
                                                                             --------------
                     ASSETS

Cash and balances due from depository institutions:
   Noninterest-bearing balances and
      currency and coin .......................................                 $ 21,415
   Interest-bearing balances ..................................                    6,882
Securities:
Held to maturity securities ...................................                      334
Available for sale securities .................................                   80,076
Federal funds sold and securities purchased under
   agreements to resell .......................................
   Federal funds sold in domestic offices .....................                   14,044
   Securities purchased under agreements to resell ............                   73,060
Loans and lease financing receivables:
   Loans and leases held for sale .............................                   25,832
   Loans and leases, net of unearned income ...................   $161,345
   Less: Allowance for loan and lease losses ..................      3,823
   Loans and leases, net of unearned income and allowance .....                  157,522
Trading Assets ................................................                  189,427

Premises and fixed assets (including capitalized leases) ......                    6,186

Other real estate owned .......................................                      131
Investments in unconsolidated subsidiaries and associated
   companies ..................................................                      691

Customers' liability to this bank on acceptances
   outstanding ................................................                      225
Intangible assets
   Goodwill ...................................................                    2,180
   Other Intangible assets ....................................                    3,314
Other assets ..................................................                   40,377
TOTAL ASSETS ..................................................                 $621,696
                                                                                ========

                     LIABILITIES

Deposits
   In domestic offices ........................................                 $174,351
   Noninterest-bearing ........................................   $ 70,991
   Interest-bearing ...........................................    103,360
   In foreign offices, Edge and Agreement
      subsidiaries and IBF's ..................................                  125,789
   Noninterest-bearing ........................................   $  7,531
   Interest-bearing ...........................................    118,258

Federal funds purchased and securities sold under
   agreements to repurchase:
   Federal funds purchased in domestic offices ................                    5,929
   Securities sold under agreements to repurchase .............                  113,903
Trading liabilities ...........................................                  116,329
Other borrowed money (includes mortgage indebtedness
   and obligations under capitalized leases) ..................                   10,758
Bank's liability on acceptances executed and outstanding ......                      225
Subordinated notes and debentures .............................                    8,306
Other liabilities .............................................                   29,735
TOTAL LIABILITIES .............................................                  585,325
Minority Interest in consolidated subsidiaries ................                       97

                     EQUITY CAPITAL

Perpetual preferred stock and related surplus .................                        0
Common stock ..................................................                    1,785
Surplus (exclude all surplus related to preferred stock) ......                   16,304
Retained earnings .............................................                   17,228
Accumulated other comprehensive income ........................                      957
Other equity capital components ...............................                        0
TOTAL EQUITY CAPITAL ..........................................                   36,274
                                                                                --------
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL ......                 $621,696
                                                                                ========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                    JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in- structions issued by the appropriate Federal regulatory authority and is true and correct.

                     WILLIAM B. HARRISON, JR. )
                     HELENE L. KAPLAN         ) DIRECTORS
                     WILLIAM H. GRAY, III     )